[Logo for                [Logo for              [Logo for
 RealNetworks]            Rolling Stone]         Dwango North America Corp.]


       DWANGO NORTH AMERICA PARTNERS WITH ROLLING STONE TO LAUNCH ROLLING
                   STONE-BRANDED MOBILE ENTERTAINMENT CONTENT

  COMPANY WILL OFFER POLYPHONIC RINGTONES AND MUSIC-THEMED MOBILE GAMES THROUGH
                 RELATIONSHIP WITH WENNER MEDIA & REALNETWORKS


SEATTLE AND NEW YORK (APRIL 5, 2004) - Dwango(R) North America Corp. (OTCBB:DWGN), a leading developer and distributor of entertainment content and applications for users of next generation mobile phones, today announced it has signed an agreement with Wenner Media, the owner of flagship music publication ROLLING STONE, to bring customers mobile media content under the Rolling Stone brand. RealNetworks(R) (Nasdaq: RNWK), which announced a digital services partnership with Wenner Media earlier this year, will assist Dwango in developing the services.


Under the Rolling Stone brand, Dwango will provide high-quality consumer content and services, including premium polyphonic ringtones and music-themed mobile games, to mobile customers in the U.S. and Canada. The Rolling Stone Ringtones service will enable consumers to download ringtones of the latest chart-topping hits, from Outkast's "Hey Ya!" to popular rock classics like Led Zeppelin's "Kashmir," to their mobile phones. Rolling Stone Ringtones will give fans the ability to select from a diverse library of ringtones that fit their unique tastes. Dwango anticipates that it will launch its first Rolling Stone-branded mobile entertainment services in the second quarter.

"We're looking forward to working with Rolling Stone and RealNetworks to deliver first-rate entertainment content that music enthusiasts can access via their mobile phones," said Rick Hennessey, Chief Executive Officer of Dwango North America. "By partnering with Rolling Stone, Dwango can leverage our mobile carrier relationships, media development and extensive ringtone library to deliver a high-quality service that differentiates our company in the rapidly growing mobile entertainment marketplace."

"Dwango will be able to leverage one of the world's most recognizable music brands -

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Rolling Stone - to offer music fans a range of ringtones and music-themed mobile games," said Ian Freed, vice president, Mobile Products and Services, RealNetworks. "This agreement further underscores the growing importance that compelling new content services are playing in the global mobile marketplace, and ensures that mobile carriers have an expanding selection of name-brand content to offer consumers."

ABOUT DWANGO NORTH AMERICA
Founded in 2000, Dwango North America is a wireless entertainment content publisher with a portfolio of diverse wireless media offerings that includes games, ringtones and other entertainment services. Dwango North America holds exclusive technology and trademark licenses from Dwango Co. Ltd. of Japan. Dwango North America corporate information can be found at WWW.DWANGO.COM.
                                                           ---------------

ABOUT ROLLING STONE
Profound, moving and memorable, ROLLING STONE is the voice of rock 'n roll. The magazine focuses on all forms of social behavior and American society. The brand is synonymous with the what, when, where and why of youth culture. ROLLING STONE provides all the news that fits to 11.7 million readers every two weeks.

ABOUT REALNETWORKS
RealNetworks, Inc. is the leading creator of digital media services and software including the award-winning Rhapsody Internet jukebox service and RealPlayer 10, the first product to integrate finding, organizing, buying, playing and managing digital audio and video in a single product. Consumers can access and experience audio/video programming and download RealNetworks' consumer software at http://www.real.com. Broadcasters, network operators, media companies and enterprises use RealNetworks' products and services to create and deliver digital media to PCs, mobile phones and consumer electronics devices. RealNetworks' systems and corporate information is located at http://www.realnetworks.com.


CONTACTS:

Matt Graves                             Nicole Knowles
RealNetworks                            Dwango North America
415-934-2159                            206.286.1440 ext. 725
MGRAVES@REAL.COM                        NICOLE.KNOWLES@DWANGO.COM
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